Exhibit 99.1

PRESS RELEASE

ASPEN SEEKS APPROVAL FOR NEW
INSURANCE SUBSIDIARY IN IRELAND

HAMILTON, Bermuda — May 15, 2018 — Aspen Insurance Holdings Limited (“Aspen” or the “Company”) (NYSE:AHL) announced today that it has submitted an application to the Central Bank of Ireland for authorization of a new insurance subsidiary in Dublin, Republic of Ireland.

This new Irish subsidiary - Aspen Insurance Ireland DAC (“Aspen Ireland”) - will ensure that Aspen can continue serving partners and clients in the European Economic Area (“EEA”) following the United Kingdom’s exit from the European Union. Aspen will also utilize the proposed Lloyd’s Belgium Subsidiary through Aspen Managing Agency Limited (“AMAL”).

Subject to regulatory approval, it is anticipated that Aspen Ireland will be operational by the first quarter of 2019.

Classes of insurance business currently planned to be written via Aspen Ireland include Casualty, Credit and Political Risk, Accident & Health, and Commercial Property.

Existing UK and non-EEA policies not impacted by Brexit will continue to be written within Aspen Insurance UK Limited (“AIUK”).

Mike Cain, Chief Executive Officer of AIUK and AMAL, said: “Aspen has had a strong local branch presence in the Republic of Ireland for many years. Dublin is, therefore, a logical fit for our new insurance subsidiary given its highly-regarded business and regulatory environment. Aspen Ireland, together with our use of the Lloyd’s Belgium Subsidiary, will ensure that we can continue to meet the needs of our EEA clients and brokers post-Brexit.”

Aspen does not believe that its reinsurance business will be affected by Brexit, subject to political agreements regarding Solvency II equivalence.

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About Aspen Insurance Holdings Limited
Aspen provides reinsurance and insurance coverage to clients in various domestic and global markets through wholly-owned subsidiaries and offices in Australia, Bermuda, Canada, Ireland, Singapore, Switzerland, the United Arab Emirates, the United Kingdom and the United States. For the year ended December 31, 2017, Aspen reported $12.9 billion in total assets, $6.7 billion in gross reserves, $2.9 billion in total shareholders’ equity and $3.4 billion in gross written premiums. Its operating subsidiaries have been assigned a rating of “A” by Standard & Poor’s Financial Services LLC, an “A” (“Excellent”) by A.M. Best Company Inc. and an “A2” by Moody’s Investors Service, Inc..

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995
This press release contains written “forward-looking statements” within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “do not believe,” “project,” “anticipate,” “seek,” “will,” “estimate,” “may,” “likely,” “continue,” “assume,” “objective,” “aim,” “guidance,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements. For a detailed description of uncertainties and other factors that could impact the forward-looking statements in this press release, please see the “Risk Factors” section in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the U.S. Securities and Exchange Commission. Aspen undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:

Investors
Mark Jones, Senior Vice President, Investor Relations, Aspen
mark.p.jones@aspen.co
+1 (646) 289 4945

Media
Steve Colton, Head of Group Communications, Aspen
Steve.colton@aspen.co
+44 20 7184 8337

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